CUSIP NO. 483467106	13G	Page 1 0 of 10

EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of the Issuer shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 22, 2022

NEXUS INDIA CAPITAL II, L.P.

By: Nexus India Management II, L.P.
Its: General Partner

By: Nexus Venture Management Holdings, LLC
Its: General Partner

By:	/s/ Jishnu Bhattacharjee
Jishnu Bhattacharjee
Its:	Managing Member

NEXUS INDIA MANAGEMENT II, L.P.

By: Nexus Venture Management Holdings, LLC
Its: General Partner

By:	/s/ Jishnu Bhattacharjee
Jishnu Bhattacharjee
Its:	Managing Member

NEXUS VENTURES MANAGEMENT HOLDINGS, LLC

By:	/s/ Jishnu Bhattacharjee
Jishnu Bhattacharjee
Its:	Managing Member

By:	/s/ Jishnu Bhattacharjee
Jishnu Bhattacharjee